Exhibit 99.1

Contact:	Wayne Wetherell
ImageWare Systems, Inc.
858-673-8600

For Immediate Release

IMAGEWARE SYSTEM POSTS SMALLER LOSS FOR THE YEAR ON LOWER REVENUE

SAN DIEGO—March 23, 2006—ImageWare® Systems Inc. (AMEX: IW), a leading developer and provider of identity management solutions, today reported results for its year ended December 31, 2005.

For the year ended December 31, 2005, revenue totaled $9.5 million down 4% from $9.9 million in the prior year. ImageWare reported a net loss for the year of $8.4 million or 66 cents per share compared with a loss of $9.6 million or 82 cents per share a year earlier. Gross margin was 59% in 2005 compared to 68% in the prior year.

Revenue for the fourth quarter was $2.2 million compared to $3.3 million in the prior year. The net loss in the quarter was $4.2 million or 31 cents per share compared to a net loss of $0.9 million, or 8 cents per share for the fourth quarter of 2004. Gross margin was 50% in the quarter compared to 58% last year.

Several significant charges were taken in the fourth quarter which impacted gross margins and operating expense. In a continuing effort to reduce costs and focus resources on its software based ID management solutions, ImageWare initiated the closure of its office in Germany which resulted in an inventory valuation charge to cost of sales of $251,000 and a charge to administrative expense of $257,000. In addition, a $450,000 charge was taken in the quarter as administrative expense as a provision for bad debts related to the receivable from Boston Equities against which the company has filed suit and received a default judgment.

Based upon the results of an independent third party review of potential goodwill impairment on its Digital Photography segment, the company took an impairment charge of $1.3 million in the quarter which is reflected in operating expenses for the period. In addition, the company recorded an impairment charge of $253,000 on certain long-lived intangible assets. A third party review of potential goodwill impairment on the company’s ID segment is still in process at the time of this release covering goodwill totaling $3.3 million.

ImageWare saw the continued validation of its products and capabilities in the fourth quarter with the following positive developments:

•                  The Mexican government awarded ImageWare a one-year service contract for its multi-biometric identity management solution. This contract, valued at $300,000, supports the multi-biometric identity solution ImageWare developed for the Mexican government called SIRLI.

•                  ImageWare received certification from the California Department of Justice for the IWS™ Law Enforcement Livescan solution. This certification is in addition to FBI certifications received in April providing integrated fingerprint and palm print biometric management for civil and law enforcement use.

•                  The Ogden City (UT) Police Department selected ImageWare to provide facial recognition and digital composite sketching technology as part of its large-scale suspect identification initiative, which also includes an Automated Fingerprint Identification System (AFIS) developed by NEC Solutions (America), Inc. By leveraging ImageWare’s biometric facial recognition and digital composite sketching technology, the Ogden City Police Department is able to further streamline current law enforcement identification procedures by enabling officers to conduct facial recognition searches against its existing records management system.

•                  ImageWare and NEC announced the shipping of IWS™ Desktop Security with NEC’s new line of business PCs in Japan. IWS Desktop Security is a comprehensive authentication management platform that is optimized to enhance corporate security and usability, avoiding unauthorized access to mission-critical data. NEC’s new lineup of its Mate desktop (11 models) and VersaPro Laptop (23 models) products include an embedded TPM chip with IWS Desktop Security as a standard configuration.

•                  ImageWare extended its identity management capabilities toward disaster recovery efforts. The company supplied its biometric and investigative solutions to support the Tsunami relief effort that helped the Disaster Victim Identification (DVI) team identify missing and unidentified disaster victims. In addition, the company’s ID badging software was utilized by the Federal Emergency Management Agency (FEMA) to assist with the management and control of disaster zones and badging of FEMA employees and volunteers during the support of the Hurricane Katrina Recovery Effort.

•                  ImageWare’s IWS™ Biometric Engine™ received 2004 Product of the Year Award from BiometriTech magazine for demonstrating excellence in technological advancement and application refinements in the biometrics industry.

Jim Miller, chairman and CEO of ImageWare, commented, “Throughout 2005, we continued to create market awareness while finishing the build of our IWS Biometric Engine solution. 2005 was a year when most of the sophisticated buyers in this market were just getting their arms around what was hype and what was real. Now ready and properly positioned in the market, we fully expect our software based solution, which stands in radical contrast to the hardware based solutions offered by others, to benefit ImageWare and its shareholders as the market understands and appreciates the flexibility, versatility, accuracy and cost savings generated by ImageWare’s solution set. The response to our offering has been nothing less than phenomenal. We have already gained adoption and market momentum with large-scale installations at Arizona and Mexico, utilizing multiple biometrics and with millions of records. From our vantage point, the market has begun to move at long last. This will continue to become more evident in the coming months as teams are re-arranged and purchase orders are announced. “

About ImageWare Systems, Inc.

ImageWare Systems, Inc. (AMEX:IW) is a leading developer and provider of identity management solutions, providing biometric, secure credential, law enforcement and digital imaging technologies. Scalable for worldwide deployment, the Company’s biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare’s identification products are used to manage and issue secure credentials including national IDs, passports, driver licenses, smart cards and access control credentials. ImageWare’s digital booking products provide law enforcement with integrated mug shot, fingerprint Livescan and investigative capabilities. The Company also provides comprehensive digital workflow solutions for the professional photography industry. ImageWare is headquartered in San Diego, with offices in Washington DC and Canada. For more information visit www.iwsinc.com.

Safe Harbor Statement
This news release may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995. While these statements are meant to convey to the public the company’s progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management’s opinion. While management believes such representation to be true and accurate based on the information available to the company, actual results may differ materially from those described. The company’s operations and business prospects are always subject to risks and uncertainties. Important facts that may cause actual results to differ are set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission.

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to Digimarc’s use of ImageWare’s products and the anticipated benefits of such products and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2005, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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SELECTED COMPARATIVE FINANCIAL HIGHLIGHTS

In thousands, except share and per share amounts

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues
Product	$1,706	$2,820	$7,450	$8,014
Maintenance	524	508	2,069	1,905
Total Revenues	2,230	3,328	9,519	9,919

Cost of Revenue
Product	865	1,165	2,933	2,327
Maintenance	244	232	994	895

Gross Profit	1,121	1,931	5,592	6,697
	50%	58%	59%	68%
Operating Expenses
General & administrative	2,069	1,171	5,593	4,543
Sales and marketing	853	1,087	3,572	3,597
Research and development	786	606	3,128	2,575
Impairment losses	1,498	0	1,498	0
Depreciation and amortization	138	168	598	702
Total Operating Expenses	5,344	3,032	14,389	11,417

Loss from operations	(4,223)	(1,101)	(8,797)	(4,720)

Interest (income) expense, net	(11)	(16)	(53)	5,172
Other income, net	(31)	(147)	(166)	(188)

Loss from continuing operations before income taxes	(4,181)	(938)	(8,578)	(9,704)

Income taxes	0	0	0	0

Loss from continuing operations	(4,181)	(938)	(8,578)	(9,704)

Discontinued operations:
Gain (loss) from operations of discontinued Digital Imaging Asia Pacific Component (including gain of $233 in 2005)	0	49	222	66
Income tax benefit (expense)	0	0	0	0
Gain (loss) on discontinued operations	0	49	222	66

Net loss	$(4,181)	$(889)	$(8,356)	$(9,638)

Per share data - basic and diluted
Net loss from continuing operations	(0.31)	(0.08)	$(0.68)	$(0.83)
Discontinued operations	$0.00	$0.00	$0.02	$0.01
Net loss per common share	$(0.31)	$(0.08)	$(0.66)	$(0.82)

Basic and diluted common shares	13,547,662	11,978,657	12,731,304	11,739,819

CONSOLIDATED BALANCE SHEETS

In thousands

	December, 31	December, 31
	2005	2004
Assets:
Cash	$741	$2,912
Accounts receivable, net	1,340	1,797
Inventories	208	1,096
Other current assets	219	248
Property and equipment, net	424	510
Other assets	738	734
Intangible assets, net	499	764
Goodwill	3,416	5,298
Total Assets	$7,585	$13,359

Liabilities and Shareholders’ Equity:
Current liabilities	$2,809	$4,281
Pension obligation	1,130	812
Stockholders’ equity	3,646	8,266
Total Liabilities and Shareholders’ Equity	$7,585	$13,359